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                                                                   Exhibit 10.14



                        AMENDMENT TO EMPLOYMENT AGREEMENT

      AMENDMENT (the "Amendment") made as of January 1, 2001, among Putnam Investments, Inc., a Massachusetts corporation ("Putnam"), Putnam Investments Trust, a Massachusetts business trust (the "Business Trust"), and Lawrence J. Lasser (the "Executive"). This Amendment amends the employment agreement made as of December 31, 1997 between Putnam and the Executive (the "Employment Agreement") as set forth below.

      WHEREAS, Putnam is restructuring such that Putnam will become a limited liability company wholly owned by the Business Trust;

      WHEREAS, pursuant to such restructuring, outstanding shares of Class A Common Stock, par value $.01 per share, of Putnam ("Class A Putnam shares") and outstanding shares of Class B Common Stock, par value $.01 per share, of Putnam ("Class B Putnam Shares") will be exchanged for Class A and Class B Common Shares, respectively, of the Business Trust;

      WHEREAS, under the Employment Agreement, the Executive is entitled to awards and payments denominated in Class B Putnam Shares;

      NOW THEREFORE, the parties hereto agree to amend the Employment Agreement as follows:

      1. The Employment Agreement is hereby amended, effective as of the date of the consummation of the restructuring described above, such that all references to (i) Class B Common Stock of Putnam and Class B Putnam Shares shall be deemed to refer to, respectively, Class B Common Shares of the Business Trust and Class B Common Shares, (ii) Class A Common Stock of Putnam and Class A Putnam Shares shall be deemed to refer to, respectively, Class A Common Shares of the Business Trust and Class A Common Shares and (iii) Putnam Investments, Inc. and Putnam shall be deemed to refer collectively to the Business Trust and Putnam Investments, Inc. and any successors thereto.

      2. Notice is hereby given that the shareholders of the Business Trust shall not be personally liable for any claims arising from obligations of the Business Trust under the Employment Agreement and the Executive shall look solely to the Trust Estate (as such term is defined in the Declaration of Trust for the Business Trust) for the payment of any claim arising from obligations of the Business Trust under the Employment Agreement.

      3. Except as set forth above, the Employment Agreement is hereby ratified and confirmed in all respects.


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      IN WITNESS WHEREOF, the parties have duly executed this agreement as of the date first written above.

                                    PUTNAM INVESTMENTS, INC.

                              By:   /s/ William H. Woolverton
                                    -------------------------


                                    PUTNAM INVESTMENTS TRUST

                              By:   /s/ William H. Woolverton
                                    -------------------------




                              By:   /s/ Lawrence J. Lasser
                                    -------------------------